Exhibit 99-B.10


                         Consent of Independent Auditors




The Board of Directors of Aetna Life Insurance and Annuity Company and Contractholders of Aetna Variable Annuity Account B:


We consent to the use of our report dated February 11, 2000, relating to the financial statements of the Aetna Variable Annuity Account B and our report dated February 7, 2000, relating to the consolidated financial statements of Aetna Life Insurance and Annuity Company, which are included in Amendment no. 18 to Registration Statement on Form N-4 (File No. 333-56297) and to the reference to our firm under the heading "Independent Auditors" in the Statement of Additional Information.


/s/ KPMG LLP

Hartford, Connecticut
August 30, 2000